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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 17, 1998, except as to Note A for which the date is August 7, 2000, relating to the financial statements and financial statement schedule of SatCon Technology Corporation, which appears in SatCon Technology Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1999.

                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
August 14, 2000